EXHIBIT (14)(B)






                       ROTH INDIVIDUAL RETIREMENT ACCOUNT

         APPLICATION, DISCLOSURE STATEMENT AND CUSTODIAL ACCOUNT FORM.


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                                      ROTH

                                      IRA

                               A Retirement Plan
                                for Individuals



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INSTRUCTIONS FOR OPENING YOUR MUTUAL FUND ROTH IRA

I.   Included in this booklet is:
     1)  A Roth IRA Disclosure and Plan Agreement.
     2) A Roth IRA Application (mail to your Mutual Fund at the address on the bottom of this page under Revocation Information).
     3) A Request for Transfer or Conversion to a Roth IRA form. You may use this form to request your current custodian or trustee, to transfer, or convert, your plan assets to your Mutual Fund Roth IRA.

II.  To Open Your Mutual Fund Roth IRA
     Step 1 Complete the Roth IRA Application. See Designation of Beneficiary explanation below.
     Step 2 If you are requesting a transfer or conversion of current IRA assets (held elsewhere) to your Mutual Fund Roth IRA, complete the Request for Transfer or Conversion to a Roth IRA form. You should complete this form in addition to the Roth IRA Application.
     Step 3 Separate the form(s) at the perforation and send it back to your Mutual Fund.
     Step 4 Include a check for the amount of your Roth IRA contribution made payable to the Mutual Fund in which you are making this contribution.
     Step 5  Retain the Roth IRA Plan Agreement and Disclosure.

III. Designation of Beneficiary
     You may designate a beneficiary to receive the Roth IRA funds upon your death. The space provided is to name primary and contingent beneficiaries. If you wish a more complicated type of designation of beneficiary, you should consult an attorney. Some state's laws require married individuals to name their spouse as beneficiary. Married individuals should consult with their tax advisers prior to designating someone other than their spouse. You may change your beneficiary at any time by writing to the Custodian in a format that is acceptable to the Custodian. If any of your beneficiaries die before you, the deceased beneficiary's share will be reallocated among the surviving beneficiaries on a pro rata basis. If none of your beneficiaries survive you any balance in the Roth IRA will be paid to your estate.

FEE INFORMATION
     Annual Account Maintenance Fee:     $15 per account
     Incoming Transfer Fee:              $12 per account
     Distribution Fee:                   $15 per account
     Refund of Excess Contribution:      $15 per account
     Outgoing Transfer Fee:              $15 per account
     Automatic Periodic Distributions:   $15 per year, per account

REVOCATION INFORMATION
You have the right to revoke this Roth Individual Retirement Account (Roth IRA) within seven days of receiving your disclosure statement. To revoke your Roth IRA account, simply notify:

                    (Fund Name) .............................
                        c/o American Data Services, Inc.
                                 P.O. Box 5536
                                   Hauppauge,
                                  NY 11788-0132

You may notify your Mutual Fund in person, in writing, or by telephone. Written notice must be sent by first-class mail at the address listed above and will be accepted as of the date your notice is postmarked.


                (c) Bankers Systems, Inc., St. Cloud, MN Form AMDS-ROTH 1/1/98



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Roth IRA Application
                                            Fund Name ..........................
                                                c/o American Data Services, Inc.
                                                    P.O. Box 5536
                                                    Hauppauge, NY 11788-0132

Please print or type.

1. ROTH IRA OWNER INFORMATION
Name.................... Date of Birth ...........Soc. Sec. No. ................
Street Address...................  City ................ State ...... ZIP.......
State of Residence..............................................................
Citizen or permanent resident of USA?    [ ] yes    [ ] no
 If no, country of residence....................................
Daytime Phone  (...)................. Evening Phone  (...).....................
Employer's Name..................................

2. CONTRIBUTION  INFORMATION
Name of Fund: ....................................

INITIAL CONTRIBUTION TYPE
      Type:                                           Tax Year
                                        Amount:       (if applicable):

[ ]  Regular/Spousal Roth IRA     $.................  .........
[ ]  Rollover from Roth IRA       $.................  .........
[ ]  Transfer from Roth IRA       $.................  .........
[ ]  Conversion (Rollover) from
      Traditional IRA*            $.................  .........
Date .................
5-Year Holding Period Starting Year ..................

3.  DESIGNATION OF BENEFICIARY
In the event of my death, pay my Roth IRA balance to the following primary beneficiary(ies): (See the Instructions for additional conditions.)

Name    SSN or TIN      Relationship    Date of Birth   Address (optional)   %*

 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................

                                                                    Total   100
                                                                    ============

If all of the primary beneficiaries die before me pay my Roth IRA balance to the following contingent beneficiaries:

 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................

*If no percentage rate is indicated, the beneficiaries will share equally.

                                                                    Total   100
                                                                    ============



                (c) Bankers Systems, Inc., St. Cloud, MN Form AMDS-ROTH 1/1/98


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4.  SIGNATURES AND CERTIFICATIONS
I certify under the penalty of perjury that my social security number stated above is correct, that I am of legal age in my state of residence and I agree that the designation of the tax year for my contribution (if applicable) is irrevocable. By signing this application, I hereby authorize and appoint Star Bank N.A. to act as Custodian of my account. I indemnify Star Bank N.A. and American Data Services Inc. when making distributions in accordance with my beneficiary designation on file or in accordance with the Custodial Account Agreement absent any such designation. I acknowledge that I have received the Roth IRA Disclosure Statement and the Roth IRA Custodial Account Agreement at least seven days prior to the date I signed this application. I have read both, which are incorporated in this application by reference, and I accept and agree to be bound by the terms and conditions contained in the Roth IRA Custodial Account Agreement. I also certify that I have received and read the current Prospectus and understand that mutual fund shares are not obligations of or guaranteed by a bank, nor are they insured by the FDIC.


 .................................   ..............
Roth IRA Owner's Signature              Date


 .................................   ..............
Star Bank N.A.                          Date

Star Bank N.A. accepts this application and agrees to act as Custodian of the account.

A confirmation will be sent to you regarding the above transaction(s) and will serve as notification of the Custodian's acceptance.

COMPLETE ONLY IF REQUIRED BY STATE LAW.
Spousal Consent: I am the spouse of the Roth IRA Owner and I approve and consent to the naming of a beneficiary other than myself. I transmute (transfer) any community property interest I have in this Roth IRA into the separate property of my spouse.

 .....................................  ...........
Spouse's Signature                        Date


5.  DEALER INFORMATION  (If Applicable)

 ................................................................................
Name of Dealer              Name of Representative               Rep ID No.

 ................................................................................
Address of Rep's Branch                                          Branch ID No.




                (c) Bankers Systems, Inc., St. Cloud, MN Form AMDS-ROTH 1/1/98


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ROTH IRA DISCLOSURE STATEMENT

1. Right to Revoke the Account. You have the right to revoke this Roth Individual Retirement Account (Roth IRA) within seven days of receiving this Disclosure Statement. To revoke your Roth IRA account, simply contact the person designated in the booklet instructions. You must notify us in writing. Written notice must be sent by first-class mail at the address listed on the application and will be accepted as of the date such notice is postmarked. If you revoke your Roth IRA account, we will refund your entire Roth IRA contribution.

2. Definitions. In this Disclosure Statement the terms "you," "your," or "Roth IRA Owner" means the person who established the Roth IRA. The terms "Custodian," "our," "us," or "we" shall mean the financial organization acting as the Custodian of your Roth IRA. The term "IRS" shall refer to the Internal Revenue Service. The term "Roth IRA" shall mean Roth Individual Retirement Account within the meaning of section 408A of the Code and shall also refer to your Custodial Account. The term "IRA" or "traditional IRA" shall mean Individual Retirement Account or Individual Retirement Annuity within the meaning of section 408 of the Code. The term "Code" shall mean the Internal Revenue Code.

3. Overview. The Roth IRA is a nondeductible back-ended IRA. This means that the tax benefits of a Roth IRA occur at the time of distribution, not at the time of contribution. You are not allowed to deduct your Roth IRA contribution on your income tax return. The tax benefits of the Roth IRA include tax-deferred growth of the earnings and potentially a tax-free distribution (if distributed in a qualified distribution). Roth IRAs are authorized under federal law and grant federal tax benefits. Your state may also grant tax benefits for Roth IRAs. Please consult with your tax adviser concerning any state law questions you may have.

4. Account Growth. Your IRA is self-directed, we will not take any action except at your written direction. Earnings and capital appreciation on investments chosen by you will depend on overall economic conditions and the success of that particular investment. Earnings on these investments are not guaranteed by the Custodian and may or may not be reasonably projected. For example, if the initial investment is a passbook, time deposit or money market account, the account projection can be made based on the current rate of earnings paid. On the other hand, if the initial investment is an investment security (stocks, bonds, or mutual funds), the rate of growth of the earnings on these types of investments cannot be reasonably projected.

5. Eligibility for Roth IRAs.

     A. Regular Roth IRA Contributions. You must have "earned income" and your income cannot exceed certain income levels in order to contribute to a Roth IRA.

         (1) Earned Income. Earned income includes compensation received as wages, tips, bonuses, as well as other compensation received for personal services. Compensation also includes taxable alimony. (If you are self-employed, compensation is your net earnings from your trade or business reduced by your deduction for contributions made on your behalf to retirement plans and the deduction allowed for one-half of your self-employment taxes.)

         (2) Income Limits. Whether or not you are eligible to make a Roth IRA contribution depends upon your income level and your tax filing status. Your participation in another retirement plan, "your active participation status," does not affect your ability to make a Roth IRA contribution. Married joint filers with modified adjusted gross incomes (MAGI) of $150,000 or less and single filers with MAGIs of $95,000 or less are entitled to make up to a full $2,000 Roth IRA contribution. Individuals earning more than the limits are slowly phased out of the ability to make Roth IRA contributions. Married joint filers lose the ability to make any contribution when their MAGI reaches $160,000 and single filers when their MAGI reaches $110,000. Married persons filing separately are subject to a phaseout range starting with their first dollar of MAGI. The charts below are designed to aid you in determining your eligibility to make a contribution to a Roth IRA. You should consult with your tax or legal adviser concerning questions.

     B. MAGI. Your modified adjusted gross income (MAGI) is your adjusted gross income from your federal income tax return figured without taking into account any foreign earned income exclusion and housing exclusion (deduction) or any Series EE bond interest from IRS Form 8815. See your tax adviser.


CONTRIBUTION CHART
This is a quick reference guide to determine whether or not you meet the income thresholds for the Roth IRA. If your income places you in a phaseout range, see the phaseout calculation chart below.

  Modified AGI                                Married, Filing      Married, Filing
     (MAGI)                  Single               Jointly            Separately**
Less than $10,000      Full Contribution     Full Contribution     Phaseout
$ 10,000 - $ 95,000    Full Contribution     Full Contribution     No Contribution
$ 95,001 - $109,999    Phaseout              Full Contribution     No Contribution
$110,000 - $150,000    No Contribution       Full Contribution     No Contribution
$150,001 - $159,999    No Contribution       Phaseout              No Contribution
$160,000 or over       No Contribution       No Contribution       No Contribution


PHASEOUT CALCULATION
If your income falls within the phaseout limits this chart helps determine your maximum contribution amount.

                                                  FILING STATUS
                                                Married, Filing  Married, Filing
                                     Single       Jointly        Separately***

A. Modified Adjusted Gross Income
   (MAGI) limit                     $110,000       $160,000        $10,000

B. Your MAGI (From IRS Form 1040
   or 1040A)                        $.......       $.......        $......

C. Subtract B from A
   (Multiply line C by
   given factor)                     x.1333**        x.2**           x.2**


   Contribution Amount*             $.......       $.......        $......


  * CAUTION: The amount of your contribution must be coordinated with the amount of your traditional IRA contribution. You are only allowed to contribute $2,000 maximum to both your Roth IRA and your traditional IRA. If the adjusted dollar contribution limit is not a multiple of ten, it is rounded up to the next highest $10 increment. If your partial contribution is less than $200 but greater than $0, you are allowed to claim a contribution of $200.

 ** The IRS has not released guidance concerning how to determine your partial contribution amount, however, the factors provide a method to determine the amount pending IRS guidelines.

*** Assumes passage of the Tax Technical Corrections Act of 1997. At the time of this writing, Congress was close to passing the bill which provides for the numbers indicated above. If the bill does not pass, the $10,000 should be $15,000 and the .2 number should be .1333. Please check with your tax professional concerning the status of the technical corrections bill.

     C. Spousal Roth IRA Contributions. You may make a contribution into your spouse's Roth IRA if you meet the special spousal rules. You must be married, file a joint federal income tax return, and the receiving spouse must earn less in compensation (or have no compensation) than the spouse making the contribution. The total combined contribution a couple can make each year to both of their Roth IRAs is the smaller of $4,000 or their combined compensation for the year. You can



                (c) Bankers Systems, Inc., St. Cloud, MN Form AMDS-ROTH 1/1/98


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         divide your total Roth IRA contribution in any manner you choose, provided you do not contribute more than $2,000 to either Roth IRA. Your combined compensation equals the lesser compensated spouse's compensation plus the higher compensated spouse's compensation (reduced by any Roth IRA contribution and any traditional IRA contribution). Please consult your tax adviser if you need additional assistance.

     D. Contribution Amount. If you meet the above eligibility requirements, you may contribute up to 100% of your compensation or $2,000, whichever is less. Regular and spousal Roth IRA contributions must be made by your tax filing due date, excluding extensions. The amount you are allowed to contribute to a Roth IRA also depends upon the amount you contribute to a traditional IRA. The maximum amount you are allowed to contribute to your Roth IRA is $2,000 reduced by the amount you contribute to a traditional IRA.

     E. Rollover from another Roth IRA. You are allowed to roll over the assets from one Roth IRA into this Roth IRA. The rollover contribution does not affect your ability to make a regular Roth IRA contribution in an amount of up to $2,000 according to the rules outlined above. You must complete the rollover within 60 days and you are only allowed one rollover per 12-month period. The 60-day period is extended to 120 days in the case of a first-time homebuyer distribution where a delay or cancellation in purchase or construction occurs and the one rollover per 12-month rule does not apply.

     F. Rollover or Conversion from a traditional IRA into this Roth IRA. You may be eligible to roll over or convert a traditional IRA into a Roth IRA.

     (1) Qualified Rollover or Conversion Contribution. In order to be eligible to roll or convert your traditional IRA assets into a Roth IRA, you must meet certain eligibility requirements.

         a. Traditional IRA Assets. The assets you are intending to roll over or convert to this Roth IRA must have been initially covered under an Individual Retirement Account or Individual Retirement Annuity.

         b. 60 Days. In the case of rollovers, you must complete the rollover within 60 days of receipt.

         c. Income Restrictions. You are not allowed to roll over or convert a traditional IRA into a Roth IRA if your modified adjusted gross income exceeds $100,000.

         d. May Not File Separate Return. If you are married and file a separate income tax return, you are not allowed to roll over or convert your traditional IRA into a Roth IRA.

         e. Other Issues. If you are in your age 70-1/2 year or beyond you may not be allowed to roll the amount of your required minimum distribution into a traditional IRA. The conservative approach is to remove the amount of your required minimum distribution and only roll over or convert the remaining assets.

     (2) Tax Consequences. This disclosure covers only the basic tax issues governing rollovers or conversions of traditional IRAs to Roth IRAs.

         a. Taxable Distribution. The rollover or conversion from a traditional IRA into a Roth IRA is a taxable event. You will be subject to taxation for completing the rollover or conversion. The law, however, allows for special tax treatment if you complete the rollover or conversion in 1998. The distribution amount rolled over must be included in taxable income ratable over the four taxable year period beginning with the taxable year in which the payment or distribution is made. If you complete the rollover or conversion in 1999 or thereafter, then the amount rolled over or converted is fully subject to taxation in the year of rollover or conversion.

         b. Amount Rolled Over or Converted Not Subject to 10 Percent Premature Distribution Penalty. A qualified rollover or conversion contribution from a traditional IRA into a Roth IRA is not subject to the 10% premature distribution penalty.

         c. Not Subject to the One Rollover Per 12-Months Rule. A rollover from a traditional IRA into a Roth IRA does not count as an IRA Owner's one rollover per twelve months.

6. Deductibility. You are not allowed to deduct your Roth IRA contribution.

7. Qualified Distributions. Distributions from your Roth IRA are federal income tax free and IRS penalty free in certain circumstances. To qualify for a tax and IRS penalty-free distribution you must take a "qualified distribution" which requires you to satisfy a five-year holding period for your contributions and also requires you to take the distribution for one of the qualified distribution reasons listed below.

     A. Five Years. You must keep your contribution in the Roth IRA account for five years in order to avoid taxes on the earnings portion of your distribution.

         (1) Regular Roth IRAs. For the purpose of calculating the five years for regular Roth IRAs, the distribution must not be within the five taxable year period beginning with the first taxable year for which the individual made a contribution to a Roth IRA (or such individual's spouse made a contribution to a Roth IRA established for such individual). We anticipate future guidance from the IRS on exactly how the five years will be calculated.

         (2) Rollover or Conversion Roth IRAs. In the case of a rollover or conversion from a traditional IRA into a Roth IRA, the five taxable year period begins in the taxable year in which the rollover or conversion occurred. At the time of this writing, Congress was working on a technical corrections bill that would require the five-year holding period to start with the most recent rollover or conversion in the case where the assets from rollovers or conversions occurring in different years were mixed together. Please check with your tax adviser concerning the five-year holding period for rollovers and conversions from traditional IRAs into Roth IRAs.

     B. Qualified Distribution Reasons. In addition to meeting the five-year holding period to meet the "qualified distribution" requirement, you are only allowed to take a distribution for certain reasons. You will not be subject to federal income taxation or to the 10% premature distribution penalty if you meet the five-year holding period and take a distribution for one of the following reasons: (1) if you are age 59-1/2 or older, (2) your beneficiary after your death takes a distribution, (3) if you are disabled within the meaning of Code
         Section 72(m), or (4) you meet the first-time homebuyer exception.

8. Premature Distribution Penalties. The IRS imposes a 10% premature distribution penalty on certain distributions from Roth IRAs. There may also be an additional 10% penalty on certain distributions from Roth IRAs containing amounts converted or rolled from a traditional IRA in 1998. Review the categories below to determine your IRS penalty situation.

     A. Qualified Tax-Free Distributions. To meet the "qualified distribution" requirements for tax-free distributions from a Roth IRA, you must meet both the "five-year holding period" requirement and take the distribution for one of the qualified reasons discussed above. (See item 6 Qualified Distributions.) This rule applies to both regular Roth IRAs and conversion Roth



                (c) Bankers Systems, Inc., St. Cloud, MN Form AMDS-ROTH 1/1/98



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         IRAs. All nonqualified distributions are subject to taxation of the earnings. (Note: Tax-free refers to federal income taxes. State, local or other taxes may still apply.)

     B. Regular Roth Contributions. If your Roth IRA contains only regular contributions (i.e. annual contributions of up to $2,000), the following rules apply.

         (1) Return of Contributions. You will avoid the 10% premature distribution penalty if you take a distribution containing only your contributions and not any earnings. If you take a nonqualified distribution, the distribution amount shall be treated as if made from contributions to the extent that the distribution, when added to all previous distributions, does not exceed the aggregate amount of contributions to the Roth IRA. This is significant because only your earnings are taxable and penalized when withdrawn for nonqualified reasons, not the return of your contributions. In other words, you can withdraw your original contribution amount tax free and IRS penalty free at any time and for any reason. Only when you begin to take out your earnings do you need to consider whether the distribution is taxable and penalized.

         (2) More Exceptions to the 10% Penalty. Regardless of whether or not you meet the five-year holding period, you avoid the 10% IRS penalty on distributions for the following reasons: a first-time homebuyer distribution, qualified higher education expenses, death, disability, attainment of the age 59-1/2, medical expenses exceeding 7.5% of your adjusted gross income, health insurance premiums if you are unemployed, and substantially equal periodic payments. The distribution, however, will be subject to taxation of the earnings if it is not a qualified distribution.

         (3) Other Nonqualified Distributions. If you fail to meet the five-year holding period, fail to meet any of the exceptions to the 10% IRS penalty, and take a distribution containing earnings then you will be subject to the taxation and the 10% penalty on the earnings withdrawn.

     C. Roth IRAs Resulting from Traditional IRAs. If you converted or rolled your traditional IRA into a Roth IRA special rules and penalties may apply to you. At the time of this writing, Congress was close to passing the Tax Technical Corrections Act of 1997 that would create new rules for you. This section explains the proposed rules. Please check with your tax adviser concerning the status and content of the bill. The five-year period under the bill would start with the most recent rollover or conversion from a traditional IRA. Accordingly, if you mix your rollover and conversion amounts together from different years, you will be extending the five-year period for the amount you rolled or converted first. Additionally, if you mix amounts rolled or converted from traditional IRAs with regular Roth IRAs special rules may apply. To avoid these issues, you may open a Roth Conversion IRA.

         (1) 10% Penalty. If passed, the new law would impose the 10% premature (under age 59-1/2) distribution penalty on amounts distributed from a Roth IRA not meeting the five-year holding period as if they were taxable distributions (assuming the amount converted or rolled over from the traditional IRA was taxable). This is different from regular Roth IRAs where the nontaxable amount (contributions) are always returned first--tax free and IRS penalty free.

         (2) Additional 10% Penalty for 1998 Rollovers and Conversions. In addition to the 10% penalty discussed above, if passed, the law would impose an additional 10% if you completed a rollover or conversion of a traditional IRA into a Roth IRA in 1998 and take a distribution within five years.

9. Tax-Deferred Earnings. The earnings on your Roth IRA grow tax-deferred while in the Roth IRA.

10. Other Federal Penalties. In addition to the taxes imposed on Roth IRAs and the 10% premature distribution penalty, distributions from Roth IRAs are also potentially subject to a wide variety of other penalties (excise taxes).

     A. Penalty for Excess Contributions. Contributing more to your Roth IRA and traditional IRA than allowed creates an "excess contribution" and you may be penalized. An excess is determined by considering your contributions to both your traditional IRA and your Roth IRA. The government imposes a six-percent penalty (excise tax) per year for any excess amount you allow to remain in your traditional IRA or Roth IRA. You must pay the penalty by filing a special IRS form along with your income tax return. You can avoid the six percent penalty by removing your excess contribution plus any earnings on the excess amount prior to the due date for filing your federal income tax return for the year, plus extensions. Please consult with your tax professional in cases involving excesses.

     B. Penalty for Prohibited Transactions. If you engage in a prohibited trans-action, the Roth IRA loses its tax exemption as of the first day of the year.

     C. Penalty for Pledging the Account as Security. If you pledge your Roth IRA as security for a loan, the portion pledged is treated as a distribution to you in that year.

11. Distributions After Death. Your beneficiary's options include:

     A. Five-Year Option. The beneficiary may withdraw the entire account balance in any manner so that the Roth IRA is depleted by December 31 of the fifth year following the year of death.

     B. Life Expectancy Option. The beneficiary may withdraw the funds in a series of payments over a period of years which does not exceed the beneficiary's single life expectancy.

     C. Spouse Treat as Own Option. A spouse beneficiary may elect to treat the Roth IRA as his or her own.

12. Miscellaneous Provisions.

     A. Custodian. Your Custodian must be a bank, savings and loan association, credit union, or other entity permitted to accept Roth IRA contributions.

     B. Cash Contributions. All contributions to your Roth IRA must be in cash except for rollover and conversion contributions.

     C. Life Insurance. You may not invest your Roth IRA in life insurance contracts.

     D. Nonforfeitable. Your interest in your Roth IRA balance is nonforfeitable.

     E. No Commingling. The assets of the Roth IRA will not be commingled with other property except in a common trust or investment fund.

     F. Collectibles. No part of the funds can be invested in collectibles, including any work of art, rug or antique, metal or gem, stamp, coin, alcoholic beverage, or any other tangible property specified by the IRS. The acquisition of certain U.S. government-issued gold, silver and platinum coins and certain state-issued coins are permitted as investments in a Roth IRA under the law. Additionally, any gold, silver, platinum, or palladium bullion meeting certain fineness standards are permitted investments under the law.

     G. No 70-1/2 Distribution. Roth IRA Owners will not be required to take a minimum distribution each year after reaching age 70-1/2.

13. IRS Approval of Forms. The Custodial Agreement used to establish this Roth IRA is the IRS model Roth Individual Retirement Custodial Account (Form 5305-RA). This agreement has been approved as to form by the IRS. You are responsible to ensure you follow the terms and




                (c) Bankers Systems, Inc., St. Cloud, MN Form AMDS-ROTH 1/1/98

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conditions of this agreement. This approval is not an endorsement of the investment instruments used by the Custodian.

14. Provisions Regarding Amendments to the Plan. The Custodian of this Roth IRA may amend (change or terminate) the Roth IRA at any time. The Custodian shall furnish copies of any such amendments to the Roth IRA Owner within 30 days of the date the amendments are to become effective.

15. Fees. The Custodian may charge service fees for the administration of the Roth IRA. If a fee is charged at the time the Roth IRA is first opened, the Roth IRA Owner will be notified of the amount charged, either on the Roth IRA Application or otherwise. If fees will be charged in the future, the Custodian will furnish the Roth IRA Owner with a notice stating the nature and amount of such fees at least 30 days before charging any fees.

16. Annual Statements. Each year the Custodian will furnish you and the IRS with statements reflecting the activity in your Roth IRA. You will receive an annual report, which will indicate your Fair Market Value of the account as of the end of the previous calendar year. This report or another report will give the amount of your contribution to the Roth IRA and will indicate any rollovers into the account. Another statement will reflect your distributions for the year. Your Custodian will also send some of this information to the IRS, as required.

17. Other IRS Forms. You may be required to file other IRS Forms.



FOR FURTHER INFORMATION REGARDING INDIVIDUAL RETIREMENT ACCOUNTS CAN BE OBTAINED FROM ANY DISTRICT OFFICE OF THE IRS OR FROM IRS PUBLICATION 590.



                (c) Bankers Systems, Inc., St. Cloud, MN Form AMDS-ROTH 1/1/98


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Request for Transfer or
Conversion to a Roth IRA
                                            Fund Name ..........................
                                                c/o American Data Services, Inc.
                                                    P.O. Box 5536
                                                    Hauppauge, NY 11788-0132


1.  GENERAL INFORMATION
Name ................................  Social Security Number ..................
Street Address...................  City ................ State ...... ZIP.......
Date of Birth .......... Daytime Phone  .............  Home Phone ..............

2.  TRANSFER REQUEST (complete only for a transfer from another Roth IRA)

I authorize and direct you, the present Custodian/Trustee of my Roth IRA, to send as a transfer the assets indicated in Section 4 below to the Custodian/ Trustee named in the upper right corner of this form.

Present Custodian/Trustee's Name ......................... Phone ...............
Street Address...................  City ................ State ...... ZIP.......
Account Number ...............  Five-Year Holding Period Starting Year .........

3.  CONVERSION REQUEST (complete only for a conversion from a traditional IRA)
I authorize and direct you, the Present Custodian/Trustee of my traditional IRA, to convert assets in my traditional IRA to a Roth IRA as indicated in Section 4 below to the Custodian/Trustee named in the upper right corner of this form. I understand that a conversion is a taxable event and that the amount I convert will be reported as a taxable distribution to the Internal Revenue Service.

A.  Custodian/Trustee Information. Please complete the following:

Custodian/Trustee's Name ................  Traditional IRA Account # ...........
Address ................................................  Phone ................

B.  IRS Reporting. For IRS reporting purposes I am (check one):
     [ ] Less than age 59-1/2    [ ] Age 59-1/2 or older

Caution: If you are age 70-1/2 or older, it is recommended that you do not convert your required minimum distribution for the year.

Attention: Conversions must be reported to the IRS. The Custodian/Trustee sending the funds will report the distribution and the Custodian/Trustee receiving the assets will report the subsequent Roth IRA contribution.



                (c) Bankers Systems, Inc., St. Cloud, MN Form AMDS-ROTH 1/1/98

4.  PAYMENT INFORMATION
A.   New Roth IRA Account Number .....................................
B.   Payment Schedule. I authorize and direct you to send my assets as follows:

     (1) [ ] Immediately liquidate all assets and send the cash proceeds.
     (2) [ ] Send cash proceeds of all investments at maturity.
     (3) [ ] Send the assets at maturity for the investments listed below.

                        Investment            Maturity Date
                                              (if applies)

             ...............................  ............

             ...............................  ............

     (4) [ ] Immediately send all assets "in kind."
     (5) [ ] Other
             ......................................

             ......................................

             ......................................

             ......................................

C. Payment Method. I authorize and direct you to send my assets to the Custodian/Trustee named above as follows:

    (1) [ ] By check. Please make check payable to .............................
            as (check one)  [ ] Custodian or [ ] Trustee for .................'s
            Roth IRA. Roth IRA Account # .......................................

    (2) [ ] Other...............................................................

D. Roth Conversion IRA. I intend to keep these funds on a separate account as a Roth Conversion IRA.
    [ ] Yes    [ ] No
(Note: A separate Roth Conversion IRA should be established for conversion amounts received in different years.)

5.  SIGNATURES AND CERTIFICATIONS
I certify that I have or will establish a Roth IRA with my mutual fund. I agree to the terms of this form. I understand that I am responsible for determining my eligibility for all transfers or conversions and I agree to indemnify and to hold the Custodian harmless against any and all situations arising from an ineligible transfer or conversion. I acknowledge that the Custodian cannot provide legal advice and I agree to consult with my own tax professional for advice.

The Custodian agrees to accept these funds as a transfer or conversion.

 ........................................  ..............
Signature of Roth IRA Owner                    Date

 ........................................  ..............
Signature of Guarantee                         Date

(You may wish to retain a copy of this form for your records)



                (c) Bankers Systems, Inc., St. Cloud, MN Form AMDS-ROTH 1/1/98

ROTH INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT

Form 5305-RA (January 1998)
Department of the Treasury Internal Revenue Service

DO NOT File with Internal Revenue Service

[ ] Amendment


The Depositor and the Custodian make the following agreement:
--------------------------------------------------------------------------------

                                    Article I
     1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the depositor.

     2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

                                   Article II
     The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married depositor who files jointly, between AGI of $150,000 and $160,000; and for a married depositor who files separately, between $0 and $10,000. In the case of a conversion, the custodian will not accept IRA Conversion Contributions in a tax year if the depositor's AGI for that tax year exceeds $100,000 or if the depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

                                  Article III
     The depositor's interest in the balance in the custodial account is nonforfeitable.

                                   Article IV
     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception of certain gold, silver , and platinum coins, coins issued under the laws of any state, and certain bullion.

                                   Article V
     1. If the depositor dies before his or her entire interest is distributed to him or her and the depositor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the depositor or, if the depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

     (a) Be distributed by December 31 of the year containing the fifth anniversary of the depositor's death, or

     (b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the depositor's death. If distributions do not begin by the date described in (b), distribution method (a) will apply.

     2. In the case of distribution method 1.(b) above, to determine the minimum annual payment for each year, divide the depositor's entire interest in the trust as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.

     3. If the depositor's spouse is the sole beneficiary on the depositor's date of death, such spouse will then be treated as the depositor.

                                   Article VI
     1. The depositor agrees to provide the custodian with information necessary for the custodian to prepare any reports required under sections 408(i) and 408A(d)(3)(E). Regulations sections 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

     2. The custodian agrees to submit reports to the Internal Revenue Service and the depositor prescribed by the Internal Revenue Service.

                                  Article VII
     Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid. Article VIII This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.

                             Article IX Definitions.
     9.1 "Code." The term "Code" shall mean the Internal Revenue Code.


     9.2 "Custodial Account." Your Roth IRA shall be referred to as the "custodial account" or "account."

     9.3 "IRA." IRA shall mean Individual Retirement Account within the meaning of Section 408 of the Code.

     9.4 "Roth IRA." Roth IRA shall mean Roth Individual Retirement Account within the meaning of Section 408A of the Code.

     9.5 "IRS." The term "IRS" shall mean the Internal Revenue Service.

     9.6 "We." The IRS selected the term "Custodian" to describe us, your financial organization. In other parts of this agreement, the "Custodian" will be referred to as "us," "we," "our," or the "Custodian."

     9.7 "You." The IRS selected the term "Depositor" to describe "you," the Roth IRA Owner. In other parts of this agreement, you will be referred to as "you," "your," or "Roth IRA Owner."

     9.8 "Fund(s)." The "Fund(s)" shall mean the mutual fund(s) identified in the IRA Application used to establish this IRA.

                          Article X Fees and Expenses.
     10.1 Fees. You agree to pay any fees we establish pursuant to the Application or a separate fee schedule which we will publish from time to time. Such fees may include, without limitation, establishment fees, annual administration fees, termination fees, transfer fees, transaction fees, legal fees, investment commissions, and such other fees as we determine applicable. You agree to pay such fees either by a separate billing or direct deduction from the custodial account; the method of




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



payment is at our discretion. Some fees, such as brokerage commissions, must be deducted from the custodial account. The Custodian shall have the right to liquidate sufficient shares in the custodial account to pay such fees. In the case of a third party receiving payments, such as brokerage fees and commissions, we may receive a portion of these fees in return for services provided in completing these transactions. We agree to give you at least 30 days advance notice prior to changing a fee or imposing a new fee.

     10.2 Expenses. You agree to pay any income, transfer, and other taxes of any kind that may be levied or assessed upon the custodial account, and all other administrative expenses reasonably incurred by us in the performance of our duties. These expenses may include legal, or other professionals hired by us in connection with your custodial account. You agree to reimburse us for any reasonable expenses incurred in the administration of the account. The Custodian shall have the right to liquidate sufficient shares in the custodial account to pay such expenses.

     10.3 Small Accounts. We may establish a minimum account balance and automatically close accounts when the assets in your Roth IRA drop below the minimum balance established. We shall publish the minimum account balance on a separate fee schedule which we will publish from time to time or otherwise make available.

     Article XI Amendments. We may amend your custodial account at any time to comply with necessary laws and regulations or for any other reason. Amendments may be made retroactively when required to meet a law or regulatory change. You are deemed to have automatically consented to any amendment 30 days after we mail you a copy of the amendment. Your actual written or verbal consent is not required to amend. We shall send you a copy of such amendment within 30 days of the amendment's effective date.

                         Article XII Limited Liability.
     12.1 Hold Harmless. You agree to hold us harmless, to indemnify, and to defend us against any and all claims arising from and liabilities incurred by reason of any action taken by us, except to the extent such liability arises from the willful misconduct or gross negligence of the Custodian.

     12.2 No Investment Discretion. You agree that all contributions shall be invested according to your sole discretion in whole or fractional shares of the Fund(s) identified in the IRA Application. All dividends and capital gain distributions received on shares of the Fund(s) shall be reinvested in the shares of the same Fund(s) which shall be credited to the custodial account. We shall not be responsible or liable for any investment decisions or recommendations with respect to the investment, reinvestment, or sale of assets in the custodial account. We shall not be responsible for reviewing any assets held in the custodial account and shall not be responsible for questioning any of your investment decisions. We shall not be responsible for any loss resulting from any failure to act because of the absence of directions from you. In the event we determine your investment instructions are unclear, then we shall act as soon as practical to obtain clarification of such instructions. Pending clarification, we shall hold without investing all or any portion of the contribution, without liability for loss of income or appreciation and without liability for interest or dividends.

     12.3 Transaction Responsibility. Unless required by law, we are not responsible for inquiring into the nature or amount of any contribution made by you, nor into the amount or timing of any distribution requested. You shall have full responsibility for determining any tax or investment consequences of all contributions to and distributions from the custodial account. We shall not be bound to take any action on behalf of you, except upon receipt of written instructions from you. We shall have no obligation to inquire into the genuineness of any such written instruction without liability for any action taken pursuant thereto, so long as we act in good faith. You shall bear sole responsibility for assuring the deductibility of any deposits to the custodial account.

     12.4 No Assumed Responsibilities. We assume no responsibilities and agree only to provide the administrative and custodial services required under IRC section 408, 408A and applicable regulations.

     Article XIII Beneficiary Provisions. Notwithstanding Article V, a spouse beneficiary shall be permitted all the beneficiary options allowed under law or applicable regulations. If you use the designation of beneficiary form provided in the Application then the following rules apply (i) the designation in the Application revokes all previously made designations, (ii) if any of the beneficiaries dies before you, the deceased beneficiary's share will be reallocated to the surviving beneficiaries on a pro rata basis, and (iii) if none of the beneficiaries survive you, any balance in your Roth IRA will be paid to your estate. The Custodian may refuse to accept a designation not made on its standard form. You agree to release the Custodian from and indemnify it for any and all claims arising from the Custodian's actions under your designation of beneficiary.

     Article XIV Reports and Records. We shall keep accurate and detailed records of all contributions, receipts, investments, distributions, disbursements, and other transactions relating to the custodial account. We shall provide reports to the IRS and to you as required by law and regulations. Unless you file a written statement with us within 60 days after you receive a statement, we shall be relieved and discharged from all liability to you (including any of your beneficiaries) with respect to all matters set forth in such report.

     Article XV Powers. We shall have the right to hire attorneys or other professionals if we deem it necessary for the proper administration of your custodial account. This includes the right to have a party affiliated with the Fund(s) to perform administrative duties. We shall also have the power to request a judicial settlement of your account or to enter into a lawsuit for your account. We shall also have the power to do whatever else we determine necessary for the proper administration of your account.

     Article XVI Resignation or Removal of Us as Custodian. We may resign as Custodian without your consent and you may remove us as Custodian without our consent. We must provide notice to you of any resignation 30 days prior to the effective date of the resignation. In the event of resignation by us, we may either assign a qualified custodian to replace us or we may request you to appoint a qualified successor Custodian. If we assign a qualified custodian to replace us we will transfer and pay over the assets of the custodial account to the successor custodian. If we ask you to appoint a successor custodian and after 30 days from notice of resignation, you have not appointed a successor Custodian or we have not received a written acceptance of such appointment by the successor Custodian, we shall have the right to transfer the assets remaining in the custodial account to a successor Custodian that we choose in our sole discretion or we may liquidate the assets and distribute the cash proceeds, or we may make an in-kind distribution, or we may otherwise distribute to you the assets remaining in the custodial account. We are authorized, however, to reserve such funds as we deem advisable for payment of any liabilities




                (c) Bankers Systems, Inc., St. Cloud, MN Form AMDS-ROTH 1/1/98 constituting a charge against the assets of the custodial account or against us, with any balance of such reserve remaining after payment of all such items to be paid over to the successor Custodian.

     Article XVII Termination. In the event the balance of the custodial account is less than the minimum value prescribed from time to time by the appropriate Fund(s), we may liquidate the custodial account by making a distribution in cash or in-kind of the assets in the account less any fees owing. If we terminate for any reason, we shall not be liable for any loss or penalty incurred upon termination and liquidation of the custodial account. Upon liquidation of the custodial account this Agreement shall terminate and we shall be relieved of all further duties and any liability relative to this Agreement, the custodial account, and the assets distributed hereunder.

     Article XVIII Custodian's Responsibilities. We shall act as an agent for you, we shall receive funds and invest them at your direction and in accordance with this Agreement. All shares of the Fund(s) shall be held in our name as Custodian or our nominee's name. The parties do not intend to confer any fiduciary responsibilities upon the Custodian and none shall be implied. We shall deliver, or cause to be executed or delivered to you all notices, prospectuses, financial statements, proxies and proxy solicitation materials relative to shares of the appropriate Fund(s) held in the custodial account. The Custodian shall vote such shares only in accordance with your written instructions.

     Article XIX Contributions. The Custodian is under no duty to compel you to make any contributions and shall have no duty to assure that such contributions are appropriate in amount. You have sole responsibility for assuring the deductibility of any contributions. We may request additional information in the case of rollovers and direct rollovers. We may request a Transfer Form, or other forms prior to a transfer.

                            Article XX Miscellaneous
     20.1 Notice. Any notice, payment, report, or other material mailed to you shall be deemed delivered and effective three days after the date mailed by us to you. We shall send such material to the last address you provided and we shall assume no obligation to ascertain the actual address or whereabouts of you. Any notice you send us shall be deemed delivered when actually received by us. Except as otherwise permitted by us, all instructions to us must be in writing.

     20.2 Headings. The headings and articles of this agreement are for convenience of reference only, and shall have no substantive effect on provisions of this agreement.

     20.3 Singular Form. Throughout this agreement, the singular form includes the plural where applicable.

     20.4 State Law. This agreement shall be construed and interpreted in accordance with the laws of the state in which our principal office is located, except to the extent superseded by federal law.

     20.5 Disqualifying Provision. Any provision of this agreement which would disqualify the custodial account as a Roth IRA shall be disregarded to the extent necessary to make the custodial account a Roth IRA.

     20.6 Interpretation. If any question arises as to the meaning of any provision of this agreement, then we shall be authorized to interpret any such provision, and our interpretation shall be binding upon all parties.

     20.7 Additional Provisions. Additional provisions to this agreement may be attached on a separate sheet.

--------------------------------------------------------------------------------



General Instructions
(Section references are to the Internal Revenue Code unless otherwise noted.)

Purpose of Form
Form 5305-RA is a model custodial account agreement that meets the requirements of section 408A and has been automatically approved by the IRS. A Roth individual retirement account (Roth IRA) is established after the form is fully executed by both the individual (depositor) and the custodian. This account must be created in the United States for the exclusive benefit of the depositor or his or her beneficiaries.

Do not file Form 5305-RA with the IRS. Instead, keep it for your records.

Unlike contributions to traditional individual retirement arrangements, contributions to a Roth IRA are not deductible from the depositor's gross income; and distributions after 5 years that are made when the depositor is 59-1/2 years of age or older or on account of death, disability, or the purchase of a home by a first-time homebuyer (limited to $10,000), are not includible in gross income. For more information on Roth IRAs, including the required disclosure the depositor can get from the custodian, get Pub. 590, Individual Retirement Arrangements (IRAs).

This Roth IRA can be used by a depositor to hold: (1) IRA Conversion Contributions, amounts rolled over or transferred from another Roth IRA, and annual cash contributions of up to $2,000 from the depositor; or (2) if designated as a Roth Conversion IRA (by checking the box on page 1), only IRA Conversion Contributions for the same tax year.

To simply the identification of funds distributed from Roth IRAs, depositors are encouraged to maintain IRA Conversion Contributions for each tax year in a separate Roth IRA.

Definitions
Roth Conversion IRA. A Roth Conversion IRA is a Roth IRA that accepts only IRA Conversion Contributions made during the same tax year. IRA Conversion Contributions. IRA Conversion Contributions are amounts rolled over, transferred, or considered transferred from a nonRoth IRA to a Roth IRA. A nonRoth IRA is an individual retirement account or annuity described in section 408(a) or 408(b), other than a Roth IRA.

Custodian.- The custodian must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as custodian.

Depositor.- The depositor is the person who establishes the custodial account.

Specific Instructions
Article I. The depositor may be subject to a 6 percent tax on excess contributions if (1) contributions to other individual retirement arrangements of the depositor have been made for the same tax year, (2) the depositor's adjusted gross income exceeds the applicable limits in Article II for the tax year, or (3) the depositor's and spouse's compensation does not exceed the amount contributed for them for the tax year. The depositor should see the disclosure statement or Pub. 590 for more information.

Article IX.
Article IX and any that follow it may incorporate additional provisions that are agreed to by the depositor and custodian to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the custodian, custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the depositor, etc. Use additional pages if necessary and attach them to this form.

Note: Form 5305-RA may be reproduced and reduced in size for adoption to passbook purposes.



                (c) Bankers Systems, Inc., St. Cloud, MN Form AMDS-ROTH 1/1/98

EXPLANATION OF ROLLOVER AND CONVERSION RULES

This form provides you, the Roth IRA owner, with an explanation of the complex rules governing rollovers and conversions. The review highlights the most common reasons that prevent a rollover or conversion from occurring and gives you a systematic method to check if any of these rules apply to you. This explanation is designed for your benefit to ensure that you meet your responsibility to only roll over or convert eligible funds. The IRA Custodian/Trustee has and assumes no responsibility for verifying your rollover eligibility.

Rollover from another Roth IRA to this Roth IRA.
     A. 60-Days Rule. A rollover occurs when you take a distribution of your Roth IRA assets and roll them over into another Roth IRA within 60 calendar days from the date of receipt. If you retain the assets for any period of time beyond the 60 days, the rollover is no longer allowed. The 60-day period is extended to 120 days in the case of a first-time homebuyer distribution where a delay or cancellation of the purchase or construction occurs.

     B. One Rollover Per 12-Months Rule. An additional restriction on rollovers is that you are only allowed one rollover per account per 12-month period. You are not subject to taxes on the amount you roll over from one Roth IRA into another Roth IRA. The one rollover per 12-months rule does not apply to the case of a first-time homebuyer distribution where a delay or cancellation of the purchase or construction occurs.

         Other rules may also apply. For instance, nonspouse beneficiaries are not allowed to roll over Roth IRA assets received as a beneficiary into their own Roth IRAs.

     Conversion (or Rollover) from a Traditional IRA to this Roth IRA.
At the time of this writing it was not clear whether "rollover" and "conversion" mean the same thing or something slightly different. One likely distinction is that instead of taking a distribution of your traditional IRA assets and then rolling over the amount distributed, you may direct your IRA Custodian/Trustee to "convert" the traditional IRA into a Roth IRA directly without you taking physical possession of the assets. The tax results of conversion are identical to an actual rollover. If your traditional IRA is held by another Custodian/Trustee, we may request that the funds be sent directly to us to complete a conversion. You are allowed to roll over or convert existing traditional IRA assets into a Roth IRA based on the following rules.

     A. Qualified Conversion or Rollover Contribution. In order to be eligible to convert or roll over your traditional IRA assets into a Roth IRA, you must meet the following eligibility requirements.

         (1) Traditional IRA Assets. The assets that you are intending to convert or roll over to this Roth IRA must have been covered under an Individual Retirement Account or Individual Retirement Annuity.

         (2) 60 days. If you are moving the money as a rollover, you must complete the rollover within 60 days.

         (3) Income Restrictions. You are not allowed to convert or roll over a traditional IRA into a Roth IRA if your modified adjusted gross income exceeds $100,000.

         (4) May Not File Separate Return. If you are married and file a separate income tax return, you are not allowed to convert or roll over your traditional IRA into a Roth IRA.

         (5) Other Issues. You must complete the conversion or rollover from your traditional IRA into a Roth IRA before January 1, 1999, in order to receive the special tax treatment discussed under the next section of this review, Tax Consequences. Additionally, if you have reached your age 70-1/2 year (or beyond) you may not be allowed to convert or roll over the amount of your required minimum distribution into a Roth IRA. The conservative approach is to remove the amount of your required minimum distribution and only convert or roll over the remaining assets.

     B. Tax Consequences. Before completing a conversion or rollover from a traditional IRA to a Roth IRA you should carefully consider the tax consequences. Consultation with your tax professional is particularly recommended for a traditional IRA to Roth IRA conversion or rollover given the dramatic tax consequences.

         (1) Taxable Distribution. The conversion or rollover from a traditional IRA to a Roth IRA is a taxable event. You will be subject to taxation upon receiving a distribution and completing the conversion or rollover. (Exception: Any nondeductible amounts you convert or roll over will not be subject to taxation.) The law, however, allows for special tax treatment if you complete the conversion or rollover in 1998. The distribution amount converted (or rolled over) must be included in your taxable income ratably over the four taxable year period beginning with the taxable year in which the payment or distribution is made, assuming you complete the conversion (or rollover) before January 1, 1999. Conversions (or rollovers) occurring in 1999 or thereafter will be fully subject to taxation in the year of conversion (or rollover).

         (2) Amount Converted (or Rolled Over) Not Subject to 10% Premature Distribution Penalty. A qualified conversion or rollover contribution from a traditional IRA into a Roth IRA is not subject to the 10% premature distribution penalty normally associated with IRA distributions. See IRS Publication 590 or the Disclosure Statement of this booklet for a more complete discussion on the 10% premature distribution penalty.

         (3) Not Subject to the One Rollover Per 12-Months Rule. A rollover from a traditional IRA into a Roth IRA does not count as a traditional IRA Owner's one rollover per 12 months.

         (4) Five-Year Holding Period Commences Upon Rollover Contribution. For new accounts, the five taxable year




                (c) Bankers Systems, Inc., St. Cloud, MN Form AMDS-ROTH 1/1/98
             holding period for Roth IRAs commences in the taxable year of the conversion or rollover contribution from the traditional IRA. In other words, you will not receive credit towards the five-year holding period for the period of time the assets were held in your traditional IRA.

         (5) Custodian/Trustee Report. The Custodian/Trustee of your traditional IRA or Roth IRA will be required to provide a report to the IRS to ensure that amounts required to be included in your gross income are included.

     C. Roth Conversion IRA Designation. If you converted or rolled over your traditional IRA into a Roth IRA, special rules may apply to you. At the time of this writing, Congress was close to passing the Tax Technical Corrections Act of 1997 that would create new rules for you. Please check with your tax adviser concerning the status and content of the bill. The five-year period under the bill would start with the most recent conversion or rollover from a traditional IRA. Accordingly, if you mix your conversion and rollover amounts together from different years, you will be extending the five-year period for the amount you converted or rolled over first. Additionally, if you mix amounts converted or rolled over from traditional IRAs with regular Roth IRAs special rules may apply. To avoid these pitfalls, you may open a Roth Conversion IRA.

         (1) 10% Penalty. If passed, the new law would impose the 10% premature distribution penalty (less than age 59-1/2, no exceptions apply) on amounts distributed from a Roth IRA not meeting the five-year holding period as if they were taxable distributions (assuming the amount converted or rolled over from the traditional IRA was taxable). This is different from regular Roth IRAs where the nontaxable amount (contributions) are always returned first--tax free and IRS penalty free.

         (2) Additional 10% Penalty for 1998 Conversions and Rollovers. In addition to the 10% penalty discussed above, if passed, the law would impose an additional 10% if you completed a conversion or rollover of a traditional IRA into a Roth IRA in 1998 and take a distribution within five years.



                (c) Bankers Systems, Inc., St. Cloud, MN Form AMDS-ROTH 1/1/98